EXHIBIT 99

1. The filing of this Form 3 shall not be construed as an admission that (i) Southpaw Asset Management LP ("Southpaw Management"), (ii) Southpaw Holdings LLC ("Southpaw Holdings"), (iii) Kevin Wyman or (iv) Howard Golden is or was for the purposes of Section 16(a) of the Securities Exchange Act of 1934, as amended, the beneficial owner of the Series A 10% Secured Convertible Note due 2008, in the original principal amount of $176,500 (the "Series A Note"), issued by Nephros, Inc. (the "Issuer"), held by an account managed by Southpaw Management (the "Managed Account"), or the Series B 10% Secured Convertible Note due 2008, in the original principal amount of $2,038,461.54, issued by the Issuer (the "Series B Note" and, together with the Series A Note, the "Notes"), held by Southpaw Credit Opportunity Master Fund LP ("Master Fund"), or any of the shares of common stock, par value $0.001, of the Issuer (the "Common Stock") obtainable upon conversion of the Notes or upon exercise of the warrants obtainable upon conversion of the Series A Note (the "Warrants"). Pursuant to Rule 16a-1, Southpaw Management, Southpaw Holdings, Mr. Wyman and Mr. Golden disclaim such beneficial ownership.

2. The Notes will automatically convert on the twenty-first (21st) day after the Issuer sends or gives its stockholders a definitive Schedule 14C information statement relating to certain actions taken by stockholders of the Issuer by written consent (the "Automatic Conversion Date").

3.   The maturity date of the Notes is September 25, 2008.

4. The number reported includes 250,000 shares of Common Stock and Warrants to purchase an additional 125,000 shares of Common Stock. The number of shares of Common Stock and Warrants reported is based on the original principal amount of the Series A Note ($176,500). The Series A Note accrues interest at a rate of 10% per annum, and the accrued interest will automatically be converted into shares of Common Stock on the Automatic Conversion Date at the same conversion rate as the rate that applies to the original principal amount. The number of Warrants issued upon conversion of the Series A Note will increase by 50% of the number of shares of Common Stock issued with respect to the accrued interest.

5. The amount reported represents the conversion price used to determine the number of shares of Common Stock issuable upon the conversion of the Notes. The exercise price of the Warrants that will be issued upon the conversion of the Series A Note is $0.90 per share.

6. Southpaw Management holds the Notes indirectly through the accounts of the Managed Account, which holds the Series A Note, and Master Fund, which holds the Series B Note. Southpaw Management serves as the investment manager of the Managed Account and Master Fund. Southpaw Management receives a performance-based and an asset-based fee for managing the investments of the Managed Account and Master Fund. Southpaw Holdings reports the Notes held indirectly by Southpaw Management, because, as the general partner of Southpaw Management, it controls the disposition and voting of the securities. Mr. Wyman and Mr. Golden report the Notes because, as managing members of Southpaw Holdings, they control the disposition and voting of the securities. Each of Southpaw Management, Southpaw Holdings, Mr. Wyman and Mr. Golden disclaims beneficial ownership of the Notes except to the extent of each entity's and individual's pecuniary interest in the Notes.

7. The number of shares of Common Stock reported is based on the original principal amount of the Series B Note ($2,038,461.54). The Series B Note accrues interest at a rate of 10% per annum, and the accrued interest will automatically be converted into shares of Common Stock on the Automatic Conversion Date at the same conversion rate as the rate that applies to the original principal amount.

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Southpaw Credit Opportunity Master Fund LP

By:  Southpaw GP LLC,
     its general partner

By: /s/ Kevin Wyman                                 10/17/2007
    ----------------------                        -------------
Name: Kevin Wyman                                      Date
Title: Managing Member


Southpaw Asset Management LP

By:  Southpaw Holdings LLC,
     its general partner

By:   /s/ Kevin Wyman                               10/17/2007
    ----------------------                        -------------
Name: Kevin Wyman                                      Date
Title: Managing Member


Southpaw Holdings, LLC

By: /s/ Kevin Wyman                                 10/17/2007
    ----------------------                        -------------
Name: Kevin Wyman                                      Date
Title: Managing Member


By: /s/ Kevin Wyman                                 10/17/2007
    ----------------------                        -------------
    Kevin Wyman                                        Date


By: /s/ Howard Golden                               10/17/2007
    ----------------------                        -------------
    Howard Golden                                      Date